Exhibit 99.1

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	As of September 30, 2020	As of December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$18,366	$42,976
Accounts receivable, net	7,924	1,839
Inventory	33,485	18,198
Prepaid expenses and other current assets	2,161	1,899
Total current assets	61,936	64,912
Property and equipment, net	1,802	2,120
Capitalized website and internal use software costs, net	6,376	5,679
Restricted cash, noncurrent	1,605	1,600
Deferred borrowing costs	2,908	5,184
Other noncurrent assets	2,850	3,274
Total assets	$77,477	$82,769

Liabilities, CONVERTIBLE PREFERRED STOCK AND stockholders’ DEFICIT
Current liabilities:
Accounts payable	$9,482	$1,967
Accrued expenses and other current liabilities	14,413	5,954
Flooring line of credit	20,556	16,245
Total current liabilities	44,451	24,166
Related party long term note, net, noncurrent	22,004	8,505
Warrants liability	11,021	4,810
Other noncurrent liabilities	8,284	1,954
Total liabilities	85,760	39,435

Commitment and contingencies (Note 8)

Convertible preferred stock – par value $0.0001 per share; 259,455,633 shares authorized at September 30, 2020, and December 31, 2019; 255,237,101 shares issued and outstanding at September 30, 2020, and December 31, 2019; (liquidation preference of $175,265 at September 30, 2020, and December 31, 2019)	223,631	223,631
Stockholders’ deficit:
Common stock – par value $0.0001 per share; 435,000,000 shares authorized at September 30, 2020, and December 31, 2019, respectively; 44,389,137 and 37,432,555 shares issued and outstanding at September 30, 2020, and December 31, 2019, respectively;	4	3
Additional paid-in capital	38,023	34,997
Accumulated deficit	(269,941)	(215,297)
Total stockholders’ deficit	(231,914)	(180,297)
Total liabilities, convertible preferred stock and stockholders’ deficit	$77,477	$82,769

The accompanying notes are an integral part of these condensed consolidated financial statements.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue
Ecommerce revenue, net	$48,486	$36,914	$97,870	$112,645
Other revenue	2,036	954	3,933	2,627
Wholesale vehicle revenue	9,392	7,989	20,504	23,612
Total revenue	59,914	45,857	122,307	138,884
Cost of sales	56,188	46,709	111,666	139,932

Gross profit (loss)	3,726	(852)	10,641	(1,048)
Operating expenses:
Selling, general and administrative expenses	24,030	16,204	52,109	54,236
Depreciation and amortization	1,181	888	3,258	2,184
Total operating expenses	25,211	17,092	55,367	56,420
Loss from operations	(21,485)	(17,944)	(44,726)	(57,468)
Interest expense	(1,256)	(1,463)	(3,901)	(4,136)
Interest income and other income (expense)	(579)	427	(6,017)	1,642
Net loss and comprehensive loss attributable to common stockholders	$(23,320)	$(18,980)	$(54,644)	$(59,962)

Net loss and comprehensive loss per share attributable to common stockholders, basic and diluted	$(0.64)	$(0.55)	$(1.57)	$(1.71)

Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	36,457,891	34,333,276	34,851,966	35,063,135

The accompanying notes are an integral part of these condensed consolidated financial statements.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share and per share amounts)

(unaudited)

	Convertible Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Three Months Ended September 30, 2019
Balance at June 30, 2019	255,224,023	$223,626	37,151,418	$3	$23,537	$(175,796)	$(152,256)
Additional Series C-1 issuance costs	—	(81)	—	—	—	—	—
Issuance of warrants upon achievements of milestones	—	—	—	—	4,478	—	4,478
Issuance of common stock upon exercise of vested options	—	—	202,837	—	21	—	21
Vesting of early exercised options	—	—	—	—	47	—	47
Repurchase of shares related to early exercised options	—	—	(7,293)	—	—	—	—
Stock-based compensation	—	—	—	—	849	—	849
Exchange of common shares for Series D preferred shares	13,078	5	(13,078)	—	(4)	—	(4)
Net loss and comprehensive loss	—	—	—	—	—	(18,980)	(18,980)
Balance at September 30, 2019	255,237,101	$223,550	37,333,884	$3	$28,928	$(194,776)	$(165,845)

	Convertible Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Nine Months Ended September 30, 2019
Balance at December 31, 2018	247,216,590	$213,461	39,878,225	$3	$12,542	$(134,814)	$(122,269)
Adoption of ASU 2018-07 (See Note 5)	—	—	—	—	3,915	—	3,915
Additional Series C-1 issuance costs	—	(115)	—	—	—	—	—
Issuance of Series D convertible preferred, net of issuance costs of $7	4,555,805	5,793	—	—	—	—	—
Issuance of warrants upon achievement of milestones	—	—	—	—	12,077	—	12,077
Issuance of common stock upon exercise of vested options	—	—	912,639	—	79	—	79
Issuance of common stock upon early exercise of options	—	—	50,035	—	—	—	—
Vesting of early exercised options	—	—	—	—	173	—	173
Repurchase of shares related to early exercised options	—	—	(42,309)	—	—	—	—
Stock-based compensation	—	—	—	—	1,318	—	1,318
Exchange of common shares for Series D preferred shares	3,464,706	4,411	(3,464,706)	—	(1,176)	—	(1,176)
Net loss and comprehensive loss	—	—	—	—	—	(59,962)	(59,962)
Balance at September 30, 2019	255,237,101	$223,550	37,333,884	$3	$28,928	$(194,776)	$(165,845)

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share and per share amounts)

(unaudited)

	Convertible Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
Three Months Ended September 30, 2020	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at June 30, 2020	255,237,101	$223,631	38,022,034	$3	$36,033	$(246,621)	$(210,585)
Issuance of common stock upon exercise of vested options	—	—	6,396,999	1	697	—	698
Repurchase of shares related to early exercised options	—	—	(29,896)	—	—	—	—
Vesting of early exercised options	—	—	—	—	476	—	476
Stock-based compensation	—	—	—	—	817	—	817
Net loss and comprehensive loss	—	—	—	—	—	(23,320)	(23,320)
Balance at September 30, 2020	255,237,101	$223,631	44,389,137	$4	$38,023	$(269,941)	$(231,914)

	Convertible Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
Nine Months Ended September 30, 2020	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2019	255,237,101	$223,631	37,432,555	$3	$34,997	$(215,297)	$(180,297)
Issuance of common stock upon exercise of vested options	—	—	7,010,503	1	784	—	785
Issuance of restricted stock awards	—	—	18,725	—	6	—	6
Repurchase of shares related to early exercised options	—	—	(72,646)	—	—	—	—
Vesting of early exercised options	—	—	—	—	605	—	605
Stock-based compensation	—	—	—	—	1,631	—	1,631
Net loss and comprehensive loss	—	—	—	—	—	(54,644)	(54,644)
Balance at September 30, 2020	255,237,101	$223,631	44,389,137	$4	$38,023	$(269,941)	$(231,914)

The accompanying notes are an integral part of these condensed consolidated financial statements.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from Operating activities
Net loss	$(54,644)	$(59,962)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,258	2,184
Stock-based compensation expense, including warrant remeasurement	7,666	930
Non-cash expense upon milestone achievement	—	2,894
Contra-revenue associated with milestones	478	7,277
Amortization of debt discount	3,275	3,108
Compensation expense from exchange of common stock	—	4,824
Changes in operating assets and liabilities:
Accounts receivable	(6,085)	408
Inventory	(15,287)	20,673
Prepaid expenses and other current assets	7	309
Other noncurrent assets	(54)	(879)
Accounts payable	7,515	(2,259)
Accrued expenses and other current liabilities	7,983	1,220
Other noncurrent liabilities	(52)	413
Net cash used in operating activities	(45,940)	(18,860)

Cash flows from Investing activities
Purchases of property and equipment	(407)	(1,085)
Capitalized website internal-use software costs	(2,857)	(3,714)
Net cash used in investing activities	(3,264)	(4,799)

Cash flows from Financing activities
Proceeds from delayed draw term loans	12,500	—
Proceeds from flooring line of credit facility	67,413	92,613
Repayment of flooring line of credit facility	(63,102)	(99,801)
Proceeds from SBA PPP loans	6,055	—
Proceeds from issuance of convertible preferred stock	—	5,800
Issuance costs related to convertible preferred stock	—	(121)
Proceeds from stock option exercises, including from early exercised options	1,740	72
Repurchase of shares related to early exercised options	(7)	(3)
Net cash provided by (used in) financing activities	24,599	(1,440)
Net decrease in cash, cash equivalents and restricted cash	(24,605)	(25,099)
Cash, cash equivalents and restricted cash, beginning of period	44,576	72,092
Cash, cash equivalents and restricted cash, end of period	$19,971	$46,993
Supplemental disclosure of cash flow information
Cash paid for interest	$650	$1,024

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Vesting of exercised options	$605	$173
Stock-based compensation capitalized to internal-use software	$182	$243
Reclassification of warrants previously classified as liabilities	$—	$3,915
Exercised options with cash not yet received	$269	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

1.	DESCRIPTION OF THE BUSINESS AND ACCOUNTING POLICIES

Shift Technologies, Inc. (the “Company”) was incorporated in the State of Delaware on December 9, 2013. The Company conducts its business through its wholly owned subsidiaries Shift Operations, LLC, and Shift Finance, LLC.

The Company is based in and operates out of San Francisco, California and operates hubs to purchase, recondition and sell vehicles in the following markets in California: San Francisco, Los Angeles, Sacramento and San Diego; as well as operating in Portland, Oregon. Shift operates an innovative platform to make car purchases, car sales and ownership simple. Shift’s innovative platform, which includes proprietary pricing technology, provides consumers with a digital purchase and selling experience, and includes offerings throughout the sales cycle, including vehicle pickup and delivery at a customer’s location.

Insurance Acquisition Corp. Merger

On June 29, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company and Insurance Acquisition Corp., (“IAC”), an entity listed on the Nasdaq Capital Market under the trade symbol “INSU”, IAC Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of IAC (“Merger Sub”), providing for, among other things, and subject to the conditions therein, the combination of the Company and IAC pursuant to the proposed merger of Merger Sub with and into the Company with the Company continuing as the surviving entity (the “Merger”).

On October 13, 2020, shareholders approved the Merger Agreement, under which Shift received approximately $302 million, net of fees and expenses. See Note 12 Subsequent Events for additional details regarding this transaction.

COVID-19

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus disease (“COVID-19”) as a pandemic, and the Company expects its operations in all locations to be affected as the virus continues to proliferate. The Company saw a slowing of vehicle sales immediately following the shelter in place ordinances in March; however, within five weeks, weekly sales volume rebounded nearly to pre-COVID-19 volumes. The Company has adjusted certain aspects of its operations to protect its employees and customers while still meeting customers’ needs for vital technology, including implementing contactless purchase and delivery processes and applying long-term antimicrobial surface and air protection systems for its entire inventory.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), was signed into law in response to the COVID-19 pandemic. The CARES Act includes several significant income tax relief provisions as well as the deferral of the employer portion of the social security payroll tax. The income tax benefits include a favorable increase in the interest expense limitation under section 163(j), allowing a five-year net operating loss (“NOL”) carryback provision for certain NOLs, and increasing the amount of NOLs corporations may use to offset income for taxable years beginning before 2021. The Company has evaluated the income tax impacts of the CARES Act and does not expect that the income tax relief provisions of the CARES Act would not significantly impact the Company, since it has had taxable losses since inception. In addition, the Company has adopted the deferral of the employer portion of the social security payroll tax. The deferral is effective from the enactment date through December 31, 2020. As of September 30, 2020, the Company deferred $0.7 million. The deferred amount will be paid in two installments and the amount will be considered timely paid if 50% of the deferred amount is paid by December 31, 2021 and the remainder by December 31, 2022. In April 2020, the Company, through its subsidiaries Shift Technologies and Shift Operations, also borrowed unsecured loans (“PPP Loans”) under the Paycheck Protection Program established under the CARES Act. Refer to Note 4 for additional information regarding the PPP Loans.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Liquidity

Since inception, the Company has generated recurring losses which has resulted in an accumulated deficit of $269.9 million as of September 30, 2020. Further, during the nine months ended September 30, 2020, the Company had negative operating cash flows of $45.9 million. As previously noted, the Company closed the Merger on October 13, 2020. As a result of the Merger, the Company received gross proceeds of $342 million. Management believes that the cash position, inclusive of the funds raised with the Merger, is sufficient to meet capital and liquidity requirements for at least the next 12 months and thereafter for the foreseeable future and therefore there is no longer substantial doubt about the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates and assumptions, including those related to the valuation of vehicle inventory, capitalized website and internal-use software development costs, fair value of common stock, warrants, stock-based compensation and income taxes.

The COVID-19 pandemic has adversely impacted the global economy, as well as the Company’s operations, and the extent and duration of the impacts remain unclear. The Company’s future estimates, including, but not limited to, the inventory valuations, and fair value measurements, may be impacted and continue to evolve as conditions change as a result of the COVID-19 pandemic.

Management bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from those estimates.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 —	Quoted prices in active markets for identical assets or liabilities.

Level 2 —	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability. As of September 30, 2020, all liability-classified warrants that are remeasured in a recurring basis have been valued using Level 3 inputs. The calculation of the warrant value is based on the Black-Scholes valuation model, which requires significant estimates including the expected volatility of our common stock, expected dividend yield, option term and risk-free rate. As of September 30, 2020, and December 31, 2019, there were no accumulated gains or losses related to these financial instruments in accumulated other comprehensive loss.

The Company recorded a remeasurement loss of $0.6 million and $6.2 million presented in interest and other expense during the three and nine months ended September 30, 2020, respectively.

Unaudited Interim Condensed Consolidated Financial Statements

The accompanying interim condensed consolidated balance sheet as of September 30, 2020, the interim condensed consolidated statements of operations and comprehensive loss, condensed consolidated statements of convertible preferred stock and stockholders’ deficit for the three and nine months ended September 30, 2020 and 2019, and condensed consolidated statements of cash flows for the nine months ended September 30, 2020 and 2019, and amounts relating to the interim periods included in the accompanying notes to the interim condensed consolidated financial statements are unaudited. The unaudited interim financial statements have been prepared on the same basis as the audited consolidated financial statements, and in management’s opinion, includes all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the Company’s condensed consolidated balance sheet as of September 30, 2020, and its results of operations for the three and nine months ended September 30, 2020 and 2019, and cash flows for the nine months ended September 30, 2019 and 2020. The results for the three and nine months ended September 30, 2020, are not necessarily indicative of the results expected for the fiscal year or any other periods. These interim financial statements should be read in conjunction with the Company’s consolidated financial statements and related notes for the fiscal year ended December 31, 2019.

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-to-use asset representing its right to use the underlying asset for the lease term. This ASU is effective for public and private companies’ fiscal years beginning after December 15, 2018, and December 15, 2021, respectively, with early adoption permitted. The Company expects to adopt ASU 2016-02 under the private company transition guidance beginning January 1, 2022, and is currently evaluating the impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, which amends the guidance on the impairment of financial instruments by requiring measurement and recognition of expected credit losses for financial assets held. This ASU is effective for public and private companies’ fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, and December 15, 2022, respectively. The Company expects to adopt ASU 2016-13 under the private company transition guidance beginning January 1, 2023, and is currently evaluating the impact on the Company’s consolidated financial statements.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

In August 2018, the FASB issued ASU 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”). The intent of this pronouncement is to align the requirements for capitalizing implementation costs incurred in a cloud computing arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software as defined in ASC 350-40. Under ASU 2018-15, the capitalized implementation costs related to a cloud computing arrangement will be amortized over the term of the arrangement and all capitalized implementation amounts will be required to be presented in the same line items of the financial statements as the related hosting fees. ASU 2018-15 is effective for public and private companies’ fiscal years beginning after December 15, 2019, and December 15, 2020, respectively, and interim periods within those fiscal years, with early adoption permitted. The Company expects to adopt ASU 2018-15 under the private company transition guidance beginning January 1, 2021, and is currently evaluating the impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. ASU 2019-12 will be effective for public entities for interim and annual periods beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 will be effective for private entities for annual periods beginning after December 15, 2021, and interim periods beginning after December 15, 2020, with early adoption permitted. The Company expects to adopt ASU 2019-12 under the private company transition guidance beginning January 1, 2022, and is currently assessing the impact the guidance will have on the Company’s consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848)–Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). The amendments in ASU 2020-04 provide optional expedients and exceptions to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued due to reference rate reform if certain criteria are met. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022. The amendments in this update are elective and are effective upon issuance for all entities. This guidance is optional and may be elected over time as reference rate reform activities occur. The Company is currently evaluating the impact of this guidance. However, the impact of this ASU is not expected to be material as the Company is not party to any contracts referencing LIBOR that extend past its expected discontinuation.

2.	CAPITALIZED WEBSITE AND INTERNAL-USE SOFTWARE COSTS, NET

Capitalized website and internal-use software development costs consist of the following (in thousands):

	As of September 30, 2020	As of December 31, 2019
Capitalized website domain costs - nonamortizable	$385	$385
Capitalized website and internal-use software development costs - amortizable	16,120	12,891
Less: accumulated amortization	(10,129)	(7,597)
Capitalized website and internal-use software development costs, net	$6,376	$5,679

Amortization of capitalized software development costs is included in depreciation and amortization in the condensed consolidated statement of operations and comprehensive loss and amounted to $0.9 and $0.7 million for the three months ended September 30, 2020 and 2019, respectively, and $2.5 million and $1.9 million for the nine months ended September 30, 2020 and 2019, respectively.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

3.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following (in thousands):

	As of September 30, 2020	As of December 31, 2019
Liability for vehicles acquired under OEM program	$5,287	$—
Accrued payroll related costs	3,491	1,083
Provision for DMV refunds	1,066	1,036
Accrued sales taxes	1,698	1,691
Common stock subject to repurchase liability, current	554	269
Other accrued expenses	2,317	1,875
Total accrued expenses and other current liabilities	$14,413	$5,954

In November 2019, the Company entered into an arrangement with an original equipment manufacturer (“OEM”) to sell vehicles sourced locally through the trade-in program of the OEM on the Company’s platform. Under the terms of the arrangement, the Company has the option to provisionally accept any trade-ins based on information provided by the OEM. The Company transports any accepted vehicles to its inspection and reconditioning center where Shift inspects the vehicle and makes a final purchasing decision regarding the vehicle. Any rejected vehicles are sent to wholesale auction facilities at Shift’s expense, at which point Shift has no further obligations to the automaker for the rejected vehicle. The Company records inventory received under the arrangement with the OEM equal to the amount of the liability due to the OEM to acquire such vehicles. The liability due to the OEM provider for such acquired vehicles is equal to the OEM’s original acquisition price plus 50% of excess estimated sales price over this original acquisition price.

4.	BORROWINGS

SBA PPP Loan

On April 22, 2020, the Company, through Shift Technologies, Inc., and its wholly owned subsidiary, Shift Operations LLC, obtained loans under the Paycheck Protection Program (the “PPP Loans”) with an outstanding principal amount of $6.1 million. The PPP Loans were made through Newtek Small Business Finance (SBA or the “Lender”), and the Company entered into two U.S. Small Business Administration Paycheck Protection Program Notes (the “Agreements”) with the Lender evidencing the PPP Loans.

The term of each the PPP Loan is two years. Interest will accrue on the outstanding principal balances of the PPP Loans at a fixed rate of 1.0%, which shall be deferred for the first nine months of the term of the PPP Loans. Monthly payments will be due and payable beginning in October 2020 and continue each month thereafter until maturity of the PPP Loans. The Company may prepay principal of the PPP Loans at any time in any amount without penalty.

The Company accounts for the PPP Loans as debt and the balance of $6.1 million at September 30, 2020 is recorded within other noncurrent liabilities.

In conjunction with closing of the Merger in October 2020, the Company repaid the outstanding balance and any accrued interest on the PPP Loans in full. See Note 12 for subsequent events.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Flooring Line of Credit

During 2018, the Company entered into a flooring line of credit facility with U.S. Bank National Association (“US Bank”), with the proceeds from such arrangement available to finance the purchase of vehicles. The FLOC initially allowed for a $30.0 million commitment of advances, whereby the Company may borrow, prepay, repay and reborrow the advances. Advances may be prepaid in part or in full at any time without charge, penalty or premium. On September 29, 2020, the loan and security agreement expiration date was amended from September 30, 2020 to December 31, 2020. The outstanding balance of the LOC was $20.5 million and $16.2 million as of September 30, 2020 and December 31, 2019, respectively.

5.	STOCKHOLDERS’ EQUITY

Series D Convertible Preferred Stock

In February 2019, the Company completed an additional closing of the Series D convertible preferred stock and issued 4,555,805 shares at $1.2731 per share for gross $5.8 million.

Exchange of Common Stock for Series D Convertible Preferred Stock

In February 2019, the Company approved the sale of up to an aggregate of 5,000,000 shares of common stock (the “Secondary Shares”) by certain holders of common stock to certain existing or new investors in the Company at a price per share of $1.2731, equal to the original issuance price of the Series D preferred stock. Concurrent with this approval, the Company also approved the exchange of such Secondary Shares for shares of Series D convertible preferred stock pursuant to the terms and conditions of the stock exchange agreement to be entered into by the Company and the holders of the Secondary Shares. Up to 5,000,000 shares of the Series D convertible preferred stock are reserved for issuance pursuant to the terms of an exchange agreement.

During the nine-month period ended September 30,2019, certain employee stockholders completed secondary sales of 3,464,706 shares of common stock of the Company to new and existing investors. During the same period, the Company issued 3,464,706 shares of Series D convertible preferred stock in exchange for common stock. The Company recognized $4.7 million in non-cash compensation expense, $1.6 million in payroll tax liabilities and an increase to additional paid-in-capital, which was computed as the difference between the fair value of Series D convertible preferred stock and common stock at the time of exchange of shares.

Warrant and Commercial Agreements

In September 2018, the Company entered into a warrant agreement (the “Warrant Agreement”) and a commercial agreement for Milestone 1 with Lithia and granted Lithia a warrant to purchase 86,661,588 shares of common stock at an exercise price of $0.01 per share (the “Warrant Shares”). The Warrant Shares shall vest and become exercisable in six separate tranches of 14,443,598 shares each. Vesting and exercisability is dependent upon the achievement of the Milestones, as defined below. While the Warrant Agreement establishes general vesting terms for each of the six Milestones, each of the six Milestones contains substantive service or performance requirements, and were non-binding as neither the Company nor Lithia were obligated to perform until the commercial agreement associated with each Milestone was executed.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Two tranches of 14,443,598 Warrant Shares shall each vest and become immediately exercisable upon the achievement of each of Milestone 1 and Milestone 2. The remaining four tranches of 14,443,598 Warrant Shares each shall vest and become exercisable on January 12, 2020 (the “Vesting Cliff Date”), provided that Milestone 3, Milestone 4, Milestone 5 and Milestone 6 have been achieved prior to such date. If such Milestone has not been achieved by the Vesting Cliff Date, such 14,443,598 Warrant Shares shall vest and become immediately exercisable upon the achievement of such Milestone. Any unvested Warrant Shares that have not vested by June 12, 2020 (the “Vesting Termination Date”), the Warrant shall automatically terminate with respect to any Warrant Shares which have not become exercisable as of the Vesting Termination Date. All Warrant Shares vested in January 2020.

●	Milestone 1 — the Company, with Lithia’s assistance, enters into acceptable credit facilities with access to asset-based used vehicle floorplan financing.

●	Milestone 2 — the Company and Lithia enter into a data sharing commercial agreement whereby Lithia agrees to transfer certain historical transaction and inventory data to the Company.

●	Milestone 3 — the Company and Lithia enter into a lease and services agreement whereby Lithia will make available at least one of its locations for the Company’s use as a storage/reconditioning/retail delivery center.

●	Milestone 4 — the Company and Lithia enter into a lease and services agreement whereby Lithia will make available at least three of its locations for the Company’s use as a storage/reconditioning/retail delivery center.

●	Milestone 5 — the Company and Lithia enter a commercial agreement whereby Lithia agrees to use commercially reasonable best efforts to help the Company secure and maintain access to finance and insurance products on par with a typical Lithia store.

●	Milestone 6 — the Company and Lithia entering into a commercial agreement where Lithia will purchase mutually-agreed upon vehicles from the Company in a minimum of three existing Lithia markets.

2018 Milestones

The commercial agreement agreed to with Lithia in September 2018 was entered into concurrently with arrangements that provide for Lithia’s guarantee of the flooring line of credit for a three-year period and the provision by Lithia for the delayed draw facility. The Company determined that there was significant value in the terms received related to both the guarantee and delayed draw facility, for which the Company transferred the warrants identified in Milestone 1 as compensation. Accordingly, upon entering into the arrangements, the Company measured the fair value of the guarantee received at $9.1 million and the fair value of the delayed draw facility at $5.7 million. Further the Company measured the fair value of the warrants to be transferred to Lithia in exchange for Milestone 1 at $4.2 million. The fair value of the guarantee is treated as a deferred borrowing cost associated with the flooring line of credit and is included within deferred borrowing costs on the condensed consolidated balance sheet. The deferred loan commitment cost of $5.7 million is being amortized over the four-year loan commitment period, which resulted in interest expense of $333 thousand during the three month periods ending September 30, 2020 and 2019, and $1.0 million and $832 thousand during the nine months ended September 30, 2020 and 2019, respectively.

The warrants issued with Milestone 1 were determined to be liability classified, subject to remeasurement, and are recorded within other non-current liabilities on the condensed consolidated balance sheet as of September 30, 2020, and December 31, 2019. The Company recorded a remeasurement gain of $0.1 million and a loss of $0.1 million to interest and other income during the three and nine months ended September 30, 2019, respectively. The Company recorded a remeasurement loss of $0.6 million and $6.2 million to interest and other expense during the three and nine months ended September 30, 2020.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Milestone 3 was achieved in December 2018 and the Company recorded the release of the corresponding warrant shares at the then fair value of $4.2 million. The warrants issued with Milestone 3 were determined to be liability classified and are subject to remeasurement, and at December 31, 2018, were recorded within other non-current liabilities on the condensed consolidated balance sheet. At initial recognition of the liability, the fair value of the warrants was determined to be compensation in the form of a lease commission fee which was expensed during 2018 in its entirety to selling, general, and administrative expenses on the consolidated statement of operations and comprehensive loss. On January 1, 2019, the Company adopted ASU 2018-07, and reclassified the fair value of Milestone 3 warrants of $3.9 million from liability to equity and in turn, the balance is no longer subject to remeasurement after the date of adoption.

2019 Milestones

Prior to 2019, the Company had generated an immaterial amount of sales from Lithia. Beginning in 2019, the Company began to generate more substantial sales with Lithia. As Lithia is a customer, the Company assessed the warrants as consideration payable to a customer under ASC 606.

During the three quarters of 2019, the Company entered into agreements related to Milestone 2 and 4 that contractually obligated both the Company and Lithia to perform and, upon signing the relevant agreement, Lithia earned the related warrants. The Company determined that the grant date fair value for the cumulative equity-classified warrants earned related to Milestones 2 and 4 was $9.2 million. For each of the Milestones, the Company considered whether it received distinct goods or services for which it could reasonably estimate the fair value. For Milestone 2, The Company determine that historical data received from Lithia provided an immediate benefit to the Company. The Company concluded that the data represented a distinct good or service. The estimated fair value of such benefit of $2.2 million which was recorded immediately to selling, general, and administrative expenses on the condensed consolidated statement of operations and comprehensive loss. For Milestone 4, the Company received an immaterial amount of distinct goods or services associated with securing the leased space and provisioning of infrastructure so the Company could sell to Lithia in certain markets. Of the remaining value associated with the warrants, $4.1 million was recorded as a reduction to revenue for the first and third quarters from Lithia, $2.7 million as a deferred cost recorded to noncurrent assets, and $0.5 as a noncurrent liability to recognize further constraint under the assumption that warrant value could have increased in the third quarter of 2019. The Company considered the appropriate treatment for the remaining $0.7 million of value associated with the warrants. The Company determined that it was appropriate to recharacterize such amount that exceeded the cumulative revenue recognized as an expense as the arrangements with Lithia do not provide the Company with an exclusive right to sell cars to Lithia and Lithia has no minimum purchase commitment. Accordingly, the Company recorded $0.7 million to selling, general and administrative expenses during the three months ended September 30, 2019.

In connection with the negotiations related to Milestone 5, Lithia facilitated an agreement with Automotive Warranty Services (“AWS”) to sell and market AWS’s service plans, whereby the Company receives commission rates from AWS of comparable terms to those received by Lithia. In substance the Company paid Lithia, in the form of Warrant Shares, to make an upfront payment to Company’s customers on behalf of the Company as the Company achieved favorable pricing from AWS. The benefits of this agreement were guaranteed by Lithia for an initial term of five years commencing on the signing date of the agreement. Such arrangement was the first of a number of agreements to be entered into under the terms of Milestone 5, see further discussion below. During the first quarter of 2019, the estimated fair value of the in substance upfront payment to AWS of $2.8 million was recorded, with an offsetting entry recorded to additional paid-in capital, representing a capital transaction with a related party.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Milestone 5 was met in October 2019 and the Company recorded these warrants to additional paid-in capital based on a fair value of $4.3 million. Milestone 5 was achieved after a mutual signed agreement was entered into evidencing that Lithia provided commercially best efforts to help the Company secure and maintain access to four finance and insurance products on par with a typical Lithia store. The fair value of the in substance upfront payment, other than the $2.8 million for AWS discussed above, was $351 thousand and was recorded to other non-current assets on the condensed consolidated balance sheet. The combined asset recorded of $3.2 million is subject to amortization over a five-year expected period of benefit. During the three and nine months ended September 30, 2020, the Company amortized $159 thousand and $478 thousand, respectively, of the asset as a reduction to finance and insurance sales, which is recorded within other revenues on the condensed consolidated statement of operations and comprehensive loss. During the three and nine months ended September 30, 2019, the Company amortized $142 thousand and $425 thousand, respectively, of the asset as a reduction to finance and insurance sales. As of September 30, 2020 and December 31, 2019, the remaining asset, net of amortization, was $2.0 million and $2.5 million, respectively.

During the three and nine months ended September 30, 2020, the Company recognized a loss of $6.2 million related to a remeasurement of the warrants related to Milestone 1.

Convertible Preferred Stock

The authorized, issued and outstanding shares of the convertible preferred stock and liquidation preferences were as follows (in thousands, except share numbers):

	Authorized Shares	Outstanding Shares	Net Carrying Value	Liquidation Preference
Series
As of September 30, 2020:
Series D	83,548,425	82,013,123	$100,624	$104,411
Series C-1	20,898,641	20,898,641	9,902	10,000
Series C	97,093,162	94,409,932	37,834	38,000
Series B	27,305,081	27,305,081	49,862	10,990
Series A	29,475,670	29,475,670	25,343	11,864
Series FF	1,134,654	1,134,654	66	—
Total	259,455,633	255,237,101	$223,631	$175,265

Common Stock

The Company’s reserved shares of common stock for future issuance as of September 30, 2020, are as follows:

Series D convertible preferred stock	82,013,123
Series C-1 convertible preferred stock	20,898,641
Series C convertible preferred stock	94,409,932
Series B convertible preferred stock	27,305,081
Series A convertible preferred stock	29,475,670
Series FF convertible preferred stock	1,134,654
Options to purchase common stock	36,845,947
Shares available for future option grants	5,693,870
Warrants to purchase Series C stock	2,111,801
Warrants to purchase common stock	86,815,048
Total	386,703,767

6.	STOCK-BASED COMPENSATION PLANS

The Company has the 2014 Stock Incentive Plan (the “Plan”) that provides for the grant of stock options, restricted stock, and other awards based on common stock of the Company. The maximum number of shares of the Company’s Common Stock that may be subject to awards under the Plan was 66,726,457 as of September 30, 2020, subject to adjustment in accordance with the terms of the Plan. The Company had an aggregate of 5,693,870 shares of Common Stock available for future grants under the Plan as of September 30, 2020.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Generally, options under the Plans vest and become exercisable ratably over periods ranging from three to four years, with one-year cliff vesting, based on their individual grant dates, subject to continued employment on the applicable vesting dates, and expire within ten years from the date of grant. Options are granted at prices not less than the fair market value of the Company’s Common Stock on the date of grant.

Activity related to employee and nonemployee stock options issued under the Plan during the nine months ended September 30, 2020, is set forth below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

As of December 31, 2019	40,551,940	$0.27	8.97
Granted	8,732,570	0.50	9.91
Exercised	(7,010,503)	0.29	7.52
Forfeited	(5,301,065)	0.27
Cancelled (expired)	(126,995)	0.29
As of September 30, 2020	36,845,947	0.32	8.49

Vested and expected to vest as of September 30, 2020	36,845,947	0.32	8.49
Exercisable as of September 30, 2020	36,845,947	$0.32	8.49

The weighted-average fair values of options granted during the three months ended September 30, 2020 and 2019, was $0.37 and $0.124. The weighted-average fair values of options granted during the nine months ended September 30, 2020 and 2019, was $0.196 and $0.123, respectively.

Stock-Based Compensation Expense

For the three months ended September 30, 2020 and 2019, the Company recorded aggregate stock-based compensation expense of $755 thousand and $718 thousand, respectively. For the nine months ended September 30, 2020 and 2019, the Company recorded aggregate stock-based compensation expense of $1.5 million and $1.1 million, respectively. For the three months ended September 30, 2020 and 2019, the Company capitalized $62 thousand and $131 thousand, respectively, of stock-based compensation expense to capitalized website and internal-use software. For the nine months ended September 30, 2020 and 2019, the Company had capitalized $182 thousand and $243 thousand, respectively, of stock-based compensation expense to capitalized website and internal-use software.

As of September 30, 2020, there was $3.6 million of unrecognized stock-based compensation expense that is expected to be recognized over a weighted-average period of 1.12 years.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

The range of assumptions used in the Black-Scholes model for the valuation of stock options during the three and nine months ended September 30, 2020 and 2019, are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Expected volatility	54.83 – 57.49%	41.05 – 41.59%	52.22 – 57.49%	38.22 – 41.60%
Risk-free interest rate	0.28 – 0.40%	1.52 – 1.88%	0.28 – 0.62%	1.52 – 2.59%
Expected term (years)	4.99 – 6.08	5.66 – 6.25	4.99 – 6.07	5.27 – 6.25
Dividend yield	0%	0%	0%	0%

Common Stock Subject to Repurchase Related to Early Exercised Options

The Company typically allows employees to exercise options prior to vesting. Upon termination of service of an employee, the Company has the right to repurchase at the original purchase price any non-vested but issued common shares. Accordingly, such early exercises are not substantive for accounting purposes. The consideration received for an exercise of an option is considered to be a deposit of the exercise price, and the related dollar amount is recorded as a liability. The liability is reclassified into additional paid-in capital on a ratable basis as the award vests. During the three and nine months ended September 30, 2020, $476 thousand and $605 thousand, respectively, was recorded to additional paid in capital related to the vesting of awards that were previously early exercised. During the three and nine months ended September 30, 2019, $47 thousand and $173 thousand, respectively, was recorded to additional paid in capital related to the vesting of awards that were previously early exercised.

As of September 30, 2020, the Company has recorded a liability of $881 thousand relating to 3,598,034 options that were exercised and are non-vested.

A summary of the status of the Company’s non-vested shares and changes during the nine months ended September 30, 2020, is presented below:

As of September 30, 2020

Non-vested as of December 31, 2019	3,189,364
Exercises	6,981,441
Repurchased	(72,646)
Vested	(6,500,125)
Non-vested as of September 30, 2020	3,598,034

7.	RELATED PARTY TRANSACTIONS

Sales with Related Party

In December 2018, the Company agreed to sell cars to Lithia under a one-sided marketplace (“OSM”) program whereby the Company acquires cars from various sources in Oxnard, Salem and Fresno markets and sells directly and solely to Lithia. In July 2019, the Salem OSM ceased operations.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

The Company invoices Lithia based on the purchase price of the car plus an agreed upon margin by location. During the three and nine months ended September 30, 2020, the Company recognized approximately $2.2 million and $3.7 million, respectively, of sales from the OSM agreement with Lithia. During the three and nine months ended September 30, 2019, the Company recognized approximately $2.2 million and $6.1 million, respectively, of sales from the OSM agreement with Lithia. The 2019 sales were subject to a contra-revenue adjustment and were fully eliminated following the guidance related to consideration payable to a customer. During the three and nine months ended September 30, 2019, the Company recognized contra-revenue of $2.2 million and $6.1 million, respectively. There was no contra-revenue adjustment in 2020.

Other than sales made through OSM locations, the Company also sells used cars to Lithia using a pricing algorithm as a basis for sales price. During the three and nine months ended September 30, 2019, the Company had sales of approximately $0.7 million. The revenues were subject to contra-revenue adjustment and fully eliminated following the guidance related to consideration payable to a customer. There was no such revenue during the nine months ended September 30, 2020.

Accounts Receivable from Related Party

As of September 30, 2020, and December 31, 2019, the Company has $711 thousand and $335 thousand, respectively, in outstanding accounts receivables from Lithia, which is comprised of $657 thousand and $313 thousand, respectively, in vehicle sales and $54 thousand and $22 thousand, respectively, in commissions based on the number of loan contracts booked with US bank. The Company operates under Lithia’s master agreement with US Bank where the collections pass through Lithia.

Lease Agreements

In December 2018 and July 2019, pursuant to Milestones 3 and 4 discussed in Note 5, the Company and Lithia entered into license and services agreements that govern the Company’s access to and utilization of reconditioning, offices and parking spaces at the Riverside, Concord, and Portland facilities of Lithia, respectively. The Concord agreement is no longer in use and the Portland agreement expires on October 12, 2021, with automatic 12 months renewal subject to terms and conditions of the agreement. During the three and nine months ended September 30, 2020, total costs related to these agreements were approximately $32 thousand and $92 thousand, respectively, and were expensed to selling, general and administrative expenses on the condensed consolidated statement of operations and comprehensive loss. The comparable costs during the three and nine months ended September 30, 2019, were approximately $31 thousand and $140 thousand, respectively.

Flooring Line of Credit Guarantee

In February 2019, the Company entered into a guarantee agreement with Lithia. The interest rate is 1.50% per annum based on a daily outstanding flooring line of credit and is payable monthly to Lithia. For the three and nine months ended September 30, 2020, the Company recorded $37 thousand and $114 thousand, respectively, to interest expense on the condensed consolidated statement of operations and comprehensive loss. The comparable costs during the three and nine months ended September 30, 2019, were approximately $88 thousand and $292 thousand, respectively.

Delayed Draw Term Loan Agreement

The Company drew down $12.5 million on December 27, 2019, in accordance with the Delayed Draw Term Loan (“DDTL”) agreement. On July 2, 2020, an additional $12.5 million was drawn down. As of September 30, 2020, $25.0 million remains outstanding and classified within related party long term note, net, noncurrent on the condensed consolidated balance sheet, net of unamortized deferred borrowing costs associated with the fair value of the loan guarantee of $3.0 million. For the three and nine months ended September 30, 2020, the Company recorded $333 thousand and $1.0 million, respectively, to interest expense on the condensed consolidated statement of operations and comprehensive loss. Refer to Note 5 for further discussion regarding the deferred borrowing costs.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Accounts Payable Due to Related Party

As of September 30, 2020, payables and accruals to Lithia consisted of $528 thousand, comprised primarily of consulting services and various other costs.

8.	COMMITMENTS AND CONTINGENCIES

Lease Agreements

The Company is a tenant under various operating leases with third parties, including leases of office facilities and parking/vehicle storage locations. These lease agreements are under noncancelable leases and expire at various dates, ranging from 2020 and extending through 2025.

The Company records rent expense on a straight-line basis over the term of the lease. Rent expense was $1.4 million and $2.0 million for the three months ended September 30, 2020 and 2019, respectively, and $4.1 million and $5.5 million for the nine months ended September 30, 2020 and 2019, respectively, and is recorded within selling, general, and administrative expenses on the condensed consolidated statement of operations and comprehensive loss. Future minimum lease payments under non-cancellable operating leases in effect as of September 30, 2020, were as follows (in thousands):

Three months ended December 31, 2020	$1,474
Year ended December 31, 2021	5,604
Year ended December 31, 2022	4,462
Year ended December 31, 2023	4,035
Year ended December 31, 2024	2,759
Year ended December 31, 2025	1,865
Total minimum lease payments	$20,199

Litigation

The Company may be subject to legal proceedings and claims that arise in the ordinary course of business. Management is not currently aware of any matters that will have a material effect on the financial position, results of operations, or cash flows of the Company.

9.	SEGMENT INFORMATION

The Company currently is organized into two reportable segments: Retail and Wholesale. The Retail segment represents retail sales of used vehicles through the Company’s ecommerce platform and fees earned on sales of value-added products associated with those vehicles sales such as vehicle service contracts, guaranteed asset protection waiver coverage, prepaid maintenance plans, and appearance protection plans. The Wholesale segment represents sales of used vehicles through wholesale auctions or directly to a wholesaler (“DTW”).

No operating segments have been aggregated to form the reportable segments. The Company determined its operating segments based on how the chief operating decision maker (“CODM”) or decision-making group, reviews the Company’s operating results in assessing performance and allocating resources. The CODM is the Co-Chief Executive Officers. The CODM reviews revenue and gross profit for each of the reportable segments. Gross profit is defined as revenue less cost of sales incurred by the segment. The CODM does not evaluate operating segments using asset information as these are managed on an enterprise wide group basis. Accordingly, the Company does not report segment asset information. During the three and nine months ended September 30, 2020 and 2019, the Company did not have sales to customers outside the United States. As of September 30, 2020 and December 31, 2019, the Company did not have any assets located outside of the United States.

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

Information about the Company’s reportable segments are as follows (in thousands):

	Three Months Ended September 30, 2020
	Retail	Wholesale	Consolidated

Revenue from external customers	$50,522	$9,392	$59,914
Segment gross profit	3,642	84	3,726

	Three Months Ended September 30, 2019
	Retail	Wholesale	Consolidated

Revenue from external customers	$37,868	$7,989	$45,857
Segment gross profit (loss)	1,739	(2,591)	(852)

	Nine Months Ended September 30, 2020
	Retail	Wholesale	Consolidated

Revenue from external customers	$101,803	$20,504	$122,307
Segment gross profit (loss)	8,451	2,190	10,641

	Nine Months Ended September 30, 2019
	Retail	Wholesale	Consolidated
Revenue from external customers	$115,272	$23,612	$138,884
Segment gross profit	6,217	(7,265)	(1,048)

The reconciliation between reportable segment gross profit (loss) to consolidated loss before provision for income taxes is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Segment gross profit (loss)	$3,726	$(852)	$10,641	$(1,048)
Selling, general and administrative expenses	(24,030)	(16,204)	(52,109)	(54,236)
Depreciation and amortization	(1,181)	(888)	(3,258)	(2,184)
Interest expense	(1,256)	(1,463)	(3,901)	(4,136)
Interest income and other income (expense)	(579)	427	(6,017)	1,642
Loss before provision for income taxes	$(23,320)	$(18,980)	$(54,644)	$(59,962)

SHIFT TECHNOLOGIES INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(unaudited)

10.	NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders:

(in thousands, except share and per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net loss attributable to common stockholders	$(23,320)	$(18,980)	$(54,644)	$(59,962)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	36,457,891	34,333,276	34,851,966	35,063,135
Net loss per share attributable to common stockholders, basic and diluted	$(0.64)	$(0.55)	$(1.57)	$(1.71)

The following potentially dilutive shares were not included in the calculation of diluted shares outstanding for the periods presented as the effect would have been anti-dilutive:

	As of September 30,
	2020	2019

Redeemable convertible preferred stock	255,237,101	255,237,101
Warrants	88,926,849	88,926,849
Stock options	36,845,947	41,481,429
Restricted stock awards	777,602	758,850
Total	381,787,499	386,404,229

11.	INCOME TAXES

The Company did not record a provision or benefit for income taxes during the three and nine months ended September 30, 2020 and 2019. The Company continues to maintain a full valuation allowance for its net U.S. federal and state deferred tax assets. See Note 1 for discussion of the tax effects of the CARES Act.

12.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events for financial statement purposes occurring through November 16, 2020, the date these condensed consolidated financial statements are available to be issued.

On October 13, 2020, the Company completed the Merger transaction as discussed in Note 1, which provides the Company with approximately $342 million of gross cash proceeds. On October 14, 2020, the Company’s shares of Class A common stock began trading on the Nasdaq under the ticker symbol “SFT” and warrants under ticker symbol “SFTTW.”

The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, INSU, who is the legal acquirer will be treated as the “acquired” company for financial reporting purposes and Shift will be treated as the accounting acquirer. As a result of the Merger, each outstanding share of the Company’s common stock, will convert into newly issued shares of INSU’s Class A common stock, as calculated pursuant to the terms of the Merger Agreement.

Concurrent with the closing of merger, the Company repaid the outstanding principal and interest of $6.1 million related to the PPP Loans outstanding as of September 30, 2020. Refer to Note 4 for additional information regarding the PPP Loans.

On November 10, 2020, the Company repaid the outstanding principal and interest of $25.0 million related to the Delayed Draw Term Loan outstanding as of September 30, 2020. Refer to Note 7 for additional information regarding this Loan.